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                                                   Angele M. Valentine
                                                   Certified Public Accountant
                                                   7 Parkdale Place
                                                   Marlton, New Jersey 08057
                                                   Office: 856-983-7058
                                                   Fax: 856-983-8454

March 23, 2001

Securities and Exchange Commission
Washington, DC 20549

To Whom It May Concern:

     I have reviewed Form 8-K for ClearLogic, Inc. dated March 12, 2001. I agree with the statements made by the Registrant, ClearLogic, Inc.

     If you need additional information, you may contact me at the above telephone number.

                                        Sincerely,

                                        /s/ Angele M. Valentine, CPA
                                        ----------------------------
                                        Angele M. Valentine, CPA